UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2025

PROKIDNEY CORP.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40560	98-1586514
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Frontis Plaza Blvd. Suite 250
Winston-Salem, North Carolina		27103
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 336 999-7019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	PROK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 8, 2025, ProKidney Corp. (the “Company”), through its wholly owned subsidiary, ProKidney Acquisition Company, LLC (“Acquisition Sub”), entered into a purchase and sale agreement with Williams Development Group, LLC (the “Williams Purchase Agreement”) to sell the Company’s property located in Greensboro, North Carolina. The Williams Purchase Agreement was subsequently terminated and, on October 17, 2025, the Company, through Acquisition Sub, entered into a new purchase and sale agreement with Northpoint Development, LLC (the “Northpoint Agreement”) to sell the Company’s real property located in Greensboro, North Carolina for approximately $19.1 million in cash. The Agreement contains customary representations and closing conditions for a transaction of this type.

The foregoing description of the Northpoint Agreement is qualified in its entirety by reference to the full text of such agreement, which the Company intends to file as an exhibit to its Annual Report on Form 10-K for the year ended December 31, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROKIDNEY CORP.

Date:	October 17, 2025	By:	/s/ Todd Girolamo
Name: Todd Girolamo Title: Chief Legal Officer